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                                                                    EXHIBIT 23.1


                    [Maggart & Associates, P.C. Letterhead]


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference under the caption "Experts" in the Registration Statement pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan of our report dated January 12, 2001, with respect to the consolidated financial statements of Wilson Bank Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                         /s/ Maggart & Associates, P.C.
                                         ---------------------------------------
                                         MAGGART & ASSOCIATES, P.C.


Nashville, Tennessee
February 1, 2002